UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2022

PIONEER MERGER CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39867	98-1563709
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

660 Madison Avenue, 19th Floor

New York, NY 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 803-9080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant	PACXU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the Units	PACX	The Nasdaq Stock Market LLC
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PACXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2022, Pioneer Merger Corp. (the “Company” or “Pioneer”) and Pioneer SPAC Merger Sub Inc. (“Pioneer Merger Sub”) became party to that certain Termination Fee Agreement (the “Termination Fee Agreement”), dated as of January 3, 2022, by and between Pioneer Merger Sponsor LLC (“Sponsor”) and Acorns Grow Incorporated (“Acorns”). Pursuant to the Termination Fee Agreement, the parties agreed to mutually terminate that certain Business Combination Agreement, dated as of May 26, 2021 (as amended, supplemented or otherwise modified form time to time, the “Business Combination Agreement”), by and among the Company, Acorns and Pioneer Merger Sub, subject to the conditions set forth in the Termination Fee Agreement.

By virtue of the termination of the Business Combination Agreement, the PIPE Investor Subscription Agreements and all other Ancillary Documents (as defined in the Business Combination Agreement) terminate in accordance with their terms.

The Termination Fee Agreement provides for deferred payments from Acorns to the Company. Acorns is required to pay an aggregate sum of $17,500,000 to the Company in monthly payments through December 15, 2022, for the reimbursement of expenses incurred by the Company. If Pioneer (i) has not consummated an initial business combination on or before December 15, 2022 and (ii) determines to redeem its public shares (and does not withdraw such determination), Acorns is required to pay to the Company $15,000,000 no later than December 22, 2022.

The Termination Fee Agreement contains mutual releases by all parties, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Business Combination Agreement. The Termination Fee Agreement also contains a covenant not to sue and other customary terms.

The foregoing description of the Termination Fee Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Termination Fee Agreement, a copy of which is filed herewith and incorporated by reference herein and made a part hereof.

Pioneer intends to continue to seek a business combination with another operating company. As disclosed in the final prospectus relating to Pioneer’s initial public offering, filed on January 11, 2021 and subsequent filings with the Securities and Exchange Commission, if Pioneer has not consummated an initial business combination within 24 months from the closing of Pioneer’s initial public offering, Pioneer will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold as part of the units in Pioneer’s initial public offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Pioneer’s trust account, including interest earned on the funds held in Pioneer’s trust account and not previously released to Pioneer to pay Pioneer’s taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares of Pioneer, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Pioneer’s remaining shareholders and Pioneer’s board of directors, liquidate and dissolve, subject in each case to Pioneer’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Business Combination Agreement, the PIPE Investor Subscription Agreements and all other Ancillary Documents is incorporated by reference herein and made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Termination Fee Agreement, dated January 3, 2022, between the Sponsor and Acorns.
10.2	Joinder Agreement to Termination Fee Agreement, dated January 15, 2022, between the Sponsor, Acorns, the Company and Merger Sub.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER MERGER CORP.

	By:	/s/ Ryan Khoury
Name: Ryan Khoury
Title: Chief Executive Officer

Dated: January 18, 2022